UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 22, 2016
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Thursday, September 22, 2016, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	329,251,528	0	0
John G. Connors	329,251,528	0	0
Timothy D. Cook	329,219,528	32,000	0
John J. Donahoe II	329,251,528	0	0
Travis A. Knight	329,251,528	0	0
John C. Lechleiter	329,251,528	0	0
Mark G. Parker	329,251,528	0	0
Johnathan A. Rodgers	329,251,528	0	0
John R. Thompson, Jr.	329,219,528	32,000	0
`

Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	997,259,118	21,030,509	148,152,962
Michelle A. Peluso	1,016,566,229	1,723,398	148,152,962
Phyllis M. Wise	1,009,382,839	8,906,788	148,152,962

 Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,151,574,445	189,818,878	6,147,832	148,152,962

Proposal 3 – Approval of Amended Employee Stock Purchase Plan

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,340,051,839	6,306,207	1,183,109	148,152,962

Proposal 4 – Shareholder Proposal Regarding Political Contributions Disclosure

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
357,615,603	895,904,015	94,021,536	148,152,962

Proposal 5 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2017.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,483,426,396	10,905,387	1,362,334	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 30, 2016	By:
Andrew Campion
Chief Financial Officer